Exhibit 99.1

Exzeo Announces New Stock Repurchase Program

Tampa, Fla. (BUSINESS WIRE) - May 26, 2026 – Exzeo Group, Inc. (NYSE: XZO) today announced that its Board of Directors has authorized a new program and adopted a corresponding plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase up to $12 million of the company’s common shares, subject to market conditions. The authorization and plan are effective immediately.

“This share repurchase program reflects our confidence in the long-term value of Exzeo Group. The company continues to generate strong positive cash flow and maintains a debt-free balance sheet,” said Paresh Patel, Chief Executive Officer of Exzeo. “Given our strong financial position, we are allocating a small portion of our earnings to acquire shares of Exzeo.”

The repurchase program authorizes the company to repurchase shares for cash periodically in open market purchases, block transactions, privately negotiated transactions, or by other means through the use of a trading program intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Act”) and in accordance with applicable securities laws and other restrictions, including Rule 10b-18 under the Act. The company’s Board of Directors has adopted a Rule 10b5-1 repurchase plan under which share repurchases, if any, will be effected. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows the company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under the company’s Rule 10b5-1 trading plan, the company’s third-party broker will have authority to purchase the company's common shares in accordance with the terms of the plan, subject to SEC regulations regarding certain price, market, volume, and timing constraints.

The company cannot predict the number of shares that will be purchased, if any, as the purchase of shares will depend on a number of factors, including constraints specified in the Rule 10b5-1 trading plan, price and general business and market conditions. Information regarding share repurchases will be available in the company’s future periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Act. The share repurchase program does not obligate the company to acquire a specific number of shares of common stock and may be canceled or suspended at any time without notice.

About Exzeo Group, Inc.

Exzeo Group is a leading innovator in technology solutions purpose-built for property and casualty (P&C) insurance carriers, with a strong focus on the expansive homeowners insurance market. Through its completely internally developed “Insurance-as-a-Service” platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations - from quoting and underwriting to policy administration, claims handling, data analytics, and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency, and achieve superior performance across the insurance value chain. For more information, please visit exzeo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements, and these forward-looking statements may include, without limitation, statements regarding the timing and amount of repurchases under the above-described repurchase program and the Rule 10b5-1 plan adopted thereunder. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, the risk that changes in the trading price of our securities may impact share repurchases; our available cash and liquidity; legal, regulatory, or legislative developments including changes in applicable securities laws or regulations; and the timing, pricing and execution of any repurchases. These and other risks are discussed under the captions entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026, with the U.S. Securities and Exchange Commission (“SEC”) and in our other reports and filings made with the SEC from time to time. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:
Bill Broomall, CFA
Vice President, Investor Relations
wbroomall@exzeo.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel 949-574-3860

XZO@gateway-grp.com